EXHIBIT 99.1

FuelCell Energy Closes Tax Equity Sale-Leaseback Financing for the

2.8 MW Tulare BioMAT Fuel Cell Project with Crestmark

DANBURY, CT – February 13, 2020 -- FuelCell Energy, Inc. (Nasdaq: FCEL), the global leader in molten carbonate fuel cell technology with its purpose being to utilize its proprietary, state-of-the-art fuel cell platforms to enable a world empowered by clean energy, announced today that the Company closed on a tax equity sale-leaseback financing transaction for the 2.8 MW Tulare BioMAT Project in Tulare, California with Crestmark Equipment Finance (“Crestmark”), a division of Metabank®. Crestmark’s commitment totals $14.4 million through a ten-year sale-leaseback structure and further demonstrates the market’s interest in FuelCell Energy and our sustainable energy platforms.

“We are thrilled to team up with Crestmark to add this important financing solution to our commercial deployment platform,” said Michael Bishop, Executive Vice President and Chief Financial Officer of FuelCell Energy. “Financing from Crestmark broadens FuelCell Energy’s financing relationships. Crestmark has a deep understanding of the quality solutions delivered by our products, including carbon neutral projects directly leveraging on-site biofuels. This efficient sale-leaseback financing structure enables FuelCell Energy to retain the Tulare BioMAT project in our generation portfolio, enhancing the Company’s recurring cash flows and margin.”

Adding this operating asset to the Company’s generation portfolio is expected to yield recurring revenue in excess of $2.5 million per year and increases the Company’s operating assets to 28.9 MW. The Company has another 44.3 MW in backlog, in various stages of development and construction with commercial operation dates ranging from 2020 through 2022.

“Crestmark is excited to add FuelCell Energy to our growing list of clean tech and alternative energy clients,” said Jon Ellis, Renewable Energy Vice President of Crestmark. “Crestmark is committed to all forms of alternative energy, dedicating resources to build expertise and deliver customized financial solutions to the energy industry. As a leader in megawatt scale class deployments of clean, efficient baseload power plants, FuelCell Energy is an important alliance for us, and we look forward to developing this relationship further.”

Prior to FuelCell Energy’s SureSourceTM Combined Heat and Power (CHP) Power Plant being installed, the Tulare wastewater treatment plant’s methane rich biogas was flared (Video Link), which wasted energy and produced greenhouse gases. The fuel cell is now using that biogas to produce clean, renewable, carbon neutral power. The City of Tulare benefits by monetizing the sale of biogas to the project, improving air quality, and significantly lowering its emissions profile.  The fuel cell uses a chemical reaction versus a combustion approach to generate energy, significantly reducing the NOx, SOx, particulate matter, and carbon emissions profile in the San Joaquin Valley. The electricity generated by the Tulare BioMAT Project is sold to Southern California Edison through the BioMAT tariff under a twenty-year power purchase agreement. The fuel cell power plant is expected to generate enough energy to meet the consumption of up to 3,000 California homes.

“The Tulare BioMAT project, which began operation in December 2019, is a milestone project for FuelCell Energy, demonstrating our strength as a leader in deploying fuel cell power generation plants that run directly on renewable biogas,” said Jason Few, President and Chief Executive Officer, FuelCell Energy. ”FuelCell Energy is committed to helping the world transition to a low carbon economy by offering innovative energy platform solutions such as this one. This is our seventh active energy platform leveraging biofuels; and we are in the process of initiating our eighth biofuels project at the San Bernardino Municipal Water Department (SBMWD) in San Bernardino California. FuelCell Energy will continue to focus on winning opportunities leveraging biofuels and is competitively advantaged by our proprietary gas clean-up skid and highly efficient, multi-featured carbonate fuel cell technology,” Few added.

The net proceeds to the Company from the financing, after deducting an initial down payment on the lease, taxes and transaction costs, totaled approximately $10.5 million. Under the terms of the Company’s senior secured credit facility with Orion Energy Partners Investment Agent, LLC and its affiliated lenders (“Orion”), the net proceeds of $10.5 million were deposited into a restricted cash account for future distribution at the discretion of Orion for use to construct another project, for working capital support or for repayment of principal under the Orion facility. Initial distributions will include $1 million to a module reserve account for the benefit of Orion under the terms of the credit agreement. In addition, approximately $3.0 million of proceeds will be released to fund interest due under the Orion credit facility as well as certain reserves, interest and accrued and unpaid dividends for on the Series B Preferred Stock issued by the Company and the Series 1 Class A Preferred Stock Shares issued by FCE FuelCell Energy Ltd. and guaranteed by the Company.

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and its business plans and strategies. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, ability to access certain markets, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, access to and ability to raise capital and attract financing, potential volatility of energy prices, rapid technological change, competition, the Company’s ability to successfully implement its new business strategies and achieve its goals, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About Crestmark

Crestmark provides innovative financial solutions for businesses nationwide. Financing solutions include asset-based lending, accounts receivable financing, lines of credit, term loans, factoring, machinery/equipment financing and equipment leasing. Crestmark has extensive experience in helping many industries including transportation, manufacturing, staffing, petrochemical, renewable energy, medical receivables, government contractors, hospitality/hotels, insurance agencies, and technology hardware/software. Crestmark, a division of MetaBank®, is headquartered in Michigan, with additional offices in California, Florida, Louisiana, Tennessee, and representatives nationwide; and a Canadian foreign representative office. www.crestmark.com

About FuelCell Energy

FuelCell Energy, Inc. (NASDAQ: FCEL) is a global leader in developing environmentally responsible distributed baseload power solutions through our proprietary molten-carbonate fuel cell technology. We develop turn-key distributed power generation solutions and operate and provide comprehensive services for the life of the power plant. We are working to expand the proprietary technologies that we have developed over the past five decades into new products, markets and geographies. Our mission and purpose remains to utilize our proprietary, state-of-the-art fuel cell power plants to reduce the global environmental footprint of baseload power generation by providing environmentally responsible solutions for reliable electrical power, hot water, steam, chilling, hydrogen, microgrid applications, and carbon capture and, in so doing, drive demand for our products and services, thus realizing positive stockholder returns. Our fuel cell solution is a clean, efficient alternative to traditional combustion-based power generation and is complementary to an energy mix consisting of intermittent sources of energy, such as solar and wind turbines.  Our systems answer the needs of diverse customers across several markets, including utility companies, municipalities, universities, hospitals, government entities and a variety of industrial and commercial enterprises.  We provide solutions for various applications, including utility-scale distributed generation, on-site power generation and combined heat and power, with the differentiating ability to do so utilizing multiple sources of fuel including natural gas, Renewable Biogas (i.e., landfill gas, anaerobic digester gas), propane and various blends of such fuels. Our multi-fuel source capability is significantly enhanced by our proprietary gas-clean-up skid.

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Contact:	FuelCell Energy 203.205.2491 ir@fce.com Source: FuelCell Energy

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